Exhibit 10.16 Debenture

SECURED DEBENTURE

$_________      June 29, 2006

FOR VALUE RECEIVED, Chembio Diagnostics, Inc., a Nevada corporation (the "Maker"), with its primary offices located at 3661 Horseblock Road, Medford, New York 11763, promises to pay to the order of ____________, or its registered assigns (the "Payee"), upon the terms set forth below, the principal sum of __________________ ($____________) plus interest on the unpaid principal sum outstanding at the rate of 0.667% per month (the “Debenture”). This Debenture is issued pursuant to terms and conditions of the Securities Purchase Agreement, dated as of June 29, 2006, between the Maker, Payee and other investors signatory thereto (the “Purchase Agreement”). Any terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

1. Payments.

(a) The full amount of principal and accrued interest under this Debenture shall be due on September 27, 2006 (the "Maturity Date"), unless due earlier in accordance with the terms of this Debenture.

(b) Maker may not prepay, in whole or in part, the principal sum and interest under this Debenture without the prior written consent of Payee.

2.  Secured Obligation. As security for the payment in full of principal, interest and performance under this Debenture and of all other liabilities and obligations of the Maker to the Payee, Maker hereby grants to the Payee a general security interest in all assets of the Maker and all proceeds arising therefrom and any and all products of such assets, as further set forth in the Security Agreement between the Maker, each subsidiary of the Maker (each, a “Subsidiary” and collectively the “Subsidiaries”) and the Payee, dated June 29, 2006 (the “Security Agreement”).

3. Events of Default.

(a)  "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, or the interest on, this Debenture, as and when the same shall become due and payable;

(ii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Debenture and such failure or breach shall not have been remedied within 5 days after the date on which notice of such failure or breach shall have been delivered;

(iii) Maker or a Subsidiary shall fail to observe or perform any of their respective material obligations owed to Payee or any other covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in the Purchase Agreement, Security Agreement, the Subsidiary Guarantee, dated as of June __, 2006, by the Subsidiaries in favor of the Payee (the “Subsidiary Guarantee”), the Common Stock Purchase Warrant, dated June __, 2006, issued by the Maker and registered in the name of the Payee (the “Warrant”) or the Registration Rights Agreement, dated as of June __, 2006, between the Maker and the Payee (the “Registration Rights Agreement”) (the Debenture, Purchase Agreement, Security Agreement, Subsidiary Guarantee, Warrant and Registration Rights Agreement, collectively, the “Transaction Documents”) executed in connection herewith;

(iv) Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or a Subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or a Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or a Subsidiary, or there is commenced against Maker or a Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 45 days; or Maker or a Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or a Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 45 days; or Maker or a Subsidiary makes a general assignment for the benefit of creditors; or Maker or a Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or a Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or a Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or a Subsidiary for the purpose of effecting any of the foregoing;

(v) Maker or a Subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or a Subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding, provided that any regularly scheduled dividends payable on the Series A Preferred Stock and the Series B Preferred Stock (as defined in the Purchase Agreement) shall not be deemed an Event of Default under this Section 3(a)(vi), provided that the terms of Series A Preferred Stock and the Series B Preferred Stock have not been amended after the date of the Purchase Agreement. "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 33% of the voting securities of the Maker (other than by means of exercise of the Warrants), or (ii) the Maker merges into or consolidates with any other Person, or any Person merges into or consolidates with the Maker and, after giving effect to such transaction, the stockholders of the Maker immediately prior to such transaction own less than 66% of the aggregate voting power of the Maker or the successor entity of such transaction, or (iii) the Maker sells or transfers all or substantially all of its assets to another Person and the stockholders of the Maker immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Maker’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Maker of an agreement to which the Maker is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above; or

(viii) any member of Maker's management shall cease to be a member of Maker's senior management or shall cease to perform any of the material functions and duties currently performed by such person. For purposes hereof, "senior management" refers to the President, the Chief Executive Officer, the Chief Financial Officer and any officer performing the customary function of such officers; or

(ix) Maker shall unreasonably modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of its accounting records, or restate or modify its financial statements for any period of time prior to the date of this Debenture.

(b)  If any Event of Default occurs, the full principal amount of this Debenture, together with all accrued interest thereon, shall become, at the Payee's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Except as specifically provided in this Debenture, the Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.  Most Favored Nation. The Payee shall have the right, in its sole discretion, to convert the then outstanding principal balance of this Debenture plus accrued but unpaid interest, in whole or in part, into securities of the Maker (or its successor or parent) being issued in any private or public offering of equity securities of the Maker (or its successor or parent) consummated while this Debenture is outstanding, upon the terms and conditions of such offering, at a rate equal to, for each $1.00 of principal amount of this Debenture surrendered plus accrued but unpaid interest, $1.14286 of new consideration offered for such securities. By way of example, if the Payee wishes to surrender $100,000 principal amount of this Debenture to the Maker as consideration for the purchase of new securities, the Payee shall receive, and the Maker shall issue, $114,286 of new securities to the Payee, otherwise on the same terms and conditions as the other participants.

5. No Waiver of Payee's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Debenture. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.  Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.  Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under the Transaction Documents or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.  Use of Proceeds. Maker shall use the proceeds from this Debenture hereunder for working capital purposes and not for the satisfaction of any portion of Maker's or a Subsidiary's debt (other than payment of trade payables in the ordinary course of Maker's business and prior practices), the redemption of any of Maker's equity or equity-equivalent securities or the settlement of any outstanding litigation.

10.  Collection Expenses. If Payee shall commence an action or proceeding to enforce this Secured Debenture, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

11.  Severability. If any provision of this Debenture is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

12.  Successors and Assigns. This Debenture shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Debenture.

13.  Lost or Stolen Debenture. If this Debenture is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new debenture containing the same terms, and in the same form, as this Debenture. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new debenture.

14.  Due Authorization. This Debenture has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Maker, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Maker or any mortgage, indenture, contract or other agreement to which the Maker is a party or by which the Maker or any property or assets of the Maker may be bound.

15. Construction. The Maker and Payee and/or their respective counsel have reviewed and had an opportunity to review and revise this Debenture and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Debenture.

16.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Debenture shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including the enforcement of this Debenture), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

17. Notice.  Any and all notices or other communications or deliveries to be provided by the Payee hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker at 3661 Horseblock Road, Medford, New York 11763, facsimile number: _______________, Attention: Lawrence A. Siebert, President, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at _______________, facsimile number: ______________, Attention: __________, or such other address or facsimile number as the Payee may specify for such purposes by notice to the Maker delivered in accordance with this paragraph. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 p.m. (New York City time) on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 p.m. (New York City time) on any day, or (iii) 5 business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

The undersigned signs this Debenture as a maker and not as a surety or guarantor or in any other capacity.

CHEMBIO DIAGNOSTICS, INC.

By: _____________________
Name:
Title: